PRESS RELEASE



              OCEAN SHORE HOLDING CO. REPORTS 2ND QUARTER EARNINGS

         Ocean City, New Jersey - July 27, 2005 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income of $790,000 or $.09 per share (basic and diluted) for the quarter ended June 30, 2005, as compared to $729,000 for the second quarter of 2004. Net income for the six months ended June 30, 2005 was $1,532,000 or $.18 per share (basic and diluted) as compared to $1,419,000 for the same period in 2004. Per share amounts for the prior year are not applicable as Ocean Shore Holding Co. was wholly-owned by its mutual holding company during those periods.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of six full-service banking offices in eastern New Jersey. A seventh full-service banking office will be opening in August of 2005.

NET INTEREST INCOME IMPROVES OVER PRIOR YEAR

         Net interest income increased 14.8% for the second quarter of 2005 compared to the second quarter of 2004 and 11.3% for the first six months of 2005 compared to the same period in 2004. The growth in net interest income was mainly the result of growth in average interest-earning assets for both periods. The growth in assets generally came from the loan portfolio, which increased by 16.1% over 2004 in the second quarter and increased by 14.4% for the first six months of 2005 over 2004. The loan portfolio yield grew slightly for the second quarter of 2005 compared to 2004 while declining during the first six months of 2005 compared to 2004. Interest expense increased as municipal deposit rates rose with the rise in short term interest rates.

SALARIES, DATA PROCESSING AND PROFESSIONAL SERVICES IMPACT OTHER EXPENSES

         The efficiency ratio in the second quarter of 2005 rose to 68.1% from 67.9% in 2004 due to other expenses of $2.9 million for the quarter, compared to $2.6 million for the second quarter of 2004. The efficiency ratio rose to 68.8% for the six months ended June 30, 2005 from 68.0% in 2004 due to other expenses of $5.9 million for the period, compared to $5.3 million for the six months ended June 30, 2004. Salary and employee benefits expense increased over the prior year due primarily to regular salary increases. The Company also experienced increases in occupancy and equipment expense due to increases in data processing expenses related to improvements to network security and increased accounting and legal services due to additional compliance requirements associated with becoming a public company.

TOTAL ASSETS AND DEPOSITS GROW

         Total assets grew 3.6% to $547.7 million at June 30, 2005 from December 31, 2004. The loan portfolio grew 9.7% to $373.6 million, while investment and mortgage-backed securities declined 3.4% to $112.8 million. Loan growth was funded primarily with excess liquidity. Real estate mortgage loans grew by $24.7 million, consumer loans grew by $5.9 million and commercial and construction loans increased by $2.2 million.

         Deposits grew 3.7% to $430.7 million at June 30, 2005 from December 31, 2004. The Company continued its focus on non-interest-bearing deposits, which increased 40.0% to $49.4 million. Non-interest bearing commercial checking accounts increased $13.0 million during the period. FHLB advances and subordinated debt were unchanged from December 31, 2004, while other borrowings increased 7.2% to $24.5 million at June 30, 2005.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent. Non-performing assets totaled only $68,000 at June 30, 2005. Net charge-offs were $2,000 for the first six months of 2005, compared to $4,000 in the same period last year. The allowance for loan losses was .43% of total loans at June 30, 2005 compared to .43% of total loans at December 31, 2004.

         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.


SELECTED FINANCIAL CONDITION DATA (UNAUDITED)

                                                      -------------------------------------
                                                            AS OF              AS OF
                                                          6-30-2005         12-31-2004         % CHANGE
                                                      ------------------ ------------------  --------------
                                                                 (IN THOUSANDS)
Total assets.......................................      $547,668            $528,769             3.6
Cash and cash equivalents..........................        36,392              47,649           -23.6
Investment securities..............................        61,926              62,621            -1.1
Mortgage-backed securities ........................        50,879              54,182            -6.1
Loans receivable, net..............................       373,619             340,585             9.7
Deposits...........................................       430,702             415,328             3.7
FHLB advances......................................        10,000              10,000             0.0
Subordinated debt..................................        15,464              15,464             0.0
Other borrowings...................................        24,490              22,840             7.2
Stockholder equity.................................        61,181              59,795             2.3

                                                       THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                         JUNE 30, 2005                        JUNE 30, 2004
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE          YIELD/COST          BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
Loans                                             $359,845            5.61%             $309,876            5.58%
Investment securities                              114,750            4.22%              116,253            3.99%
Other interest-earning assets                       21,209            2.93%               24,904            1.03%
Interest-bearing deposits                          383,268            2.00%              368,871            1.63%
Total borrowings                                    50,356            5.67%               60,934            4.89%

Interest rate spread                                                  2.75%                                 2.83%
Net interest margin                                                   3.05%                                 2.92%


                                                        SIX MONTHS ENDED                    SIX MONTHS ENDED
                                                         JUNE 30, 2005                        JUNE 30, 2004
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                              AVERAGE
                                                   BALANCE          YIELD/COST          BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------

Loans                                             $351,047            5.58%             $306,827            5.63%
Investment securities                              114,826            4.15%              117,932            4.08%
Other interest-earning assets                       24,584            2.65%               22,424            1.01%
Interest-bearing deposits                          381,705            1.93%              367,338            1.64%
Total borrowings                                    49,388            5.69%               61,154            4.88%

Interest rate spread                                                  2.73%                                 2.89%
Net interest margin                                                   3.02%                                 2.98%


SELECTED OPERATIONS DATA (UNAUDITED)

                                        THREE MONTHS ENDED                            SIX MONTHS ENDED
                                             JUNE 30,                                     JUNE 30,
                                   -----------------------------                -----------------------------
                                       2005            2004         % CHANGE         2005           2004         % CHANGE
                                   --------------  -------------  ------------- --------------- ------------- ---------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AND PER SHARE AMOUNTS)

 Interest and dividend income....  $    6,411        $   5,544         15.6      $   12,502       $   11,155        12.1
 Interest expense ...............       2,626            2,247         16.8           5,098            4,501        13.3
                                   ----------        ---------                   ----------       ----------
      Net interest income........       3,785            3,297         14.8           7,404            6,654        11.3

 Provision for loan losses.......          75               90        -16.7             150              180       -16.7
                                   ----------        ---------                   ----------       ----------

 Net interest income after
    provision for loan losses....       3,710            3,207         15.7           7,254            6,474        12.1

 Other income....................         572              579         -1.3           1,140            1,118         1.9
 Other expense...................       2,966            2,633         12.7           5,878            5,285        11.2
                                   ----------        ---------                   ----------       ----------

 Income before taxes.............       1,316            1,153         14.1           2,516            2,307         9.1
 Provision for income taxes......         526              424         24.1             984              888        10.9
                                   ----------        ---------                   ----------       ----------

      Net Income.................  $      790        $     729          8.3      $    1,532       $    1,419         8.0
                                   ==========        =========                   ==========       ==========

 Earnings per share                $     0.09             N/A                    $     0.18             N/A
 Average shares outstanding         8,450,731             N/A                     8,447,868             N/A



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

ASSET QUALITY DATA (UNAUDITED)
                                                             -------------------------------------
                                                                SIX MONTHS        TWELVE MONTHS
                                                                   ENDED              ENDED
                                                               JUNE 30, 2005    DECEMBER 31, 2004
                                                             -------------------------------------
Allowance for Loan Losses:
Allowance at beginning of period.....................           $1,466,295         $1,116,156
Provision for loan losses............................              150,000            360,000

Recoveries...........................................                2,189              5,940
Charge-offs..........................................                4,466             15,801
                                                                ----------         ----------
                                                                                        9,861
Net charge-offs......................................                2,277
                                                                ----------

Allowance at end of period...........................           $1,614,018         $1,466,295
                                                                ==========         ==========
Allowance for loan losses as a percent of total loans                 0.43%              0.43%
Allowance for loan losses as a percent of nonperforming
loans................................................                  N/M                N/M

                                                             -------------------------------------
                                                                   AS OF             AS OF
                                                                 6-30-2005         12-31-2004
                                                             -------------------------------------
                                                                        (IN THOUSANDS)
Nonperforming Assets:
Nonaccrual loans:
   Mortgage loans....................................            $  60               $  0
   Commercial business loans.........................                0                  0
   Consumer loans....................................                8                  4
                                                             ---------          ---------
        Total........................................               68                  4

Real estate owned....................................                0                  0
Other nonperforming assets...........................                0                  0

Total nonperforming assets...........................            $  68               $  4
                                                             =========          =========
Nonperforming loans as a percent of total loans......             0.02%               N/M
Nonperforming assets as a percent of total assets....             0.01%               N/M

SELECTED FINANCIAL RATIOS (UNAUDITED)
                                                                              -------------------------------
                                                                                6-30-2005       12-31-2004
                                                                              --------------- ---------------
 Selected Performance Ratios:
 Return on average assets  (1)...............................................      0.57%           0.26%
 Return on average equity  (1)...............................................      5.08%           4.95%
 Interest rate spread  (1)...................................................      2.73%           2.79%
 Net interest margin  (1)....................................................      3.02%           2.90%
 Efficiency ratio (2)........................................................     68.79%          82.74%

(1)  June 30, 2005 information reflects six months of data and is annualized.

(2) The efficiency ratio for 12-31-2004 includes a $2,000,000 donation to the Ocean City Home Charitable Foundation.

=====================
Contact:

        Ocean Shore Holding Co.
        Steven E. Brady, President and CEO
        Donald F. Morgenweck, CFO
        (609) 399-0012